                                                                    EXHIBIT 99.2

         INDEX TO GULF SOUTH MEDICAL SUPPLY, INC. FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
INTERIM FINANCIAL STATEMENTS (UNAUDITED):
 Condensed Consolidated Balance Sheets as of September 30, 1997
  (unaudited) and December 31, 1996.......................................   2
 Condensed Consolidated Statements of Income (unaudited) for the three months ended September 30, 1997 and 1996 and nine months ended September
  30, 1997 and 1996.......................................................   3
 Condensed Consolidated Statements of Cash Flows (unaudited) for the nine
  months ended September 30, 1997 and 1996................................   4
 Notes to Condensed Consolidated Financial Statements (unaudited)--
  September 30, 1997......................................................   5
FINANCIAL STATEMENTS:
 Report of Independent Auditors...........................................   6
 Consolidated Balance Sheets as of December 31, 1996 and 1995.............   7
 Consolidated Statements of Income for the years ended December 31, 1996,
  1995 and 1994...........................................................   8
 Consolidated Statements of Stockholders' Equity for the years ended
  December 31, 1996, 1995 and 1994........................................   9
 Consolidated Statements of Cash Flows for the years ended December 31,
  1996, 1995 and 1994.....................................................  10
 Notes to Consolidated Financial Statements...............................  12

                     INDEX TO FINANCIAL STATEMENT SCHEDULES

Schedule II--Valuation and Qualifying Accounts............................  19

  All other schedules are omitted since the required information is inapplicable or has been presented in the financial statements and related notes.

                        GULF SOUTH MEDICAL SUPPLY, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1997          1996
                                                     ------------- ------------
                                                      (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents.........................   $ 49,154      $ 76,054
  Trade accounts receivable, less allowance for
   doubtful accounts of $1,948 in 1997 and $1,651 in
   1996 ............................................     54,055        48,404
  Inventories.......................................     31,734        27,189
  Prepaid income taxes..............................        --          1,501
  Prepaid expenses and other........................      1,497         1,113
  Deferred income taxes.............................      1,485         1,485
                                                       --------      --------
    Total current assets............................    137,925       155,746
Property and equipment:
  Land..............................................        567           567
  Building..........................................      1,278         1,270
  Equipment.........................................      4,394         3,127
                                                       --------      --------
                                                          6,239         4,964
  Accumulated depreciation..........................     (1,714)       (1,092)
                                                       --------      --------
                                                          4,525         3,872
Other assets:
  Goodwill..........................................     34,575        34,824
  Deferred income taxes.............................      1,965         1,965
  Other assets......................................      1,167         1,564
                                                       --------      --------
                                                         37,707        38,353
                                                       --------      --------
    Total assets....................................   $180,157      $197,971
                                                       ========      ========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to others...........................   $    --       $ 25,321
  Trade accounts payable............................     19,289        14,381
  Accrued expenses and other current liabilities....      3,856         8,970
  Current portion of long-term debt.................        --          5,000
                                                       --------      --------
    Total current liabilities.......................     23,145        53,672
Stockholders' equity:
Preferred stock, $.01 par value:
  Authorized shares--1,000,000
  Issued and outstanding shares--none
Common stock, $.01 par value:
  Authorized shares--30,000,000
  Issued and outstanding shares--16,311,164 in 1997
   and 16,264,923 in 1996...........................        163           163
Paid-in capital.....................................    115,727       115,679
Retained earnings...................................     41,122        28,457
                                                       --------      --------
    Total stockholders' equity......................    157,012       144,299
                                                       --------      --------
      Total liabilities and stockholders' equity....   $180,157      $197,971
                                                       ========      ========

                            See accompanying notes.

Note: The balance sheet at December 31, 1996 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                        GULF SOUTH MEDICAL SUPPLY, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                      THREE MONTHS ENDED    NINE MONTHS ENDED
                                         SEPTEMBER 30,        SEPTEMBER 30,
                                      --------------------  ------------------
                                        1997       1996       1997      1996
                                      ---------  ---------  --------  --------
Net sales............................ $  73,371  $  46,122  $205,039  $130,980
Cost of sales........................    56,667     35,430   158,153   100,217
                                      ---------  ---------  --------  --------
Gross profit.........................    16,704     10,692    46,886    30,763
Selling, general and administrative
 expenses............................     9,435      6,141    27,003    16,948
Intangible amortization expense......       298         30       890        72
Acquisition and merger expenses......       --         --        --        512
                                      ---------  ---------  --------  --------
Operating income.....................     6,971      4,521    18,993    13,231
Interest expense.....................        (3)       (24)      (15)     (219)
Interest income......................       569        756     1,453       962
                                      ---------  ---------  --------  --------
Income before income taxes...........     7,537      5,253    20,431    13,974
Income tax expense...................     2,921      1,869     7,766     5,309
                                      ---------  ---------  --------  --------
Net income........................... $   4,616  $   3,384  $ 12,665  $  8,665
                                      =========  =========  ========  ========
Net income per share (Note 4)........ $    0.28  $    0.21  $   0.76  $   0.57
                                      =========  =========  ========  ========
Weighted average shares outstanding
 (Note 4)............................    16,678     16,421    16,576    15,085
                                      =========  =========  ========  ========

                            See accompanying notes.

                        GULF SOUTH MEDICAL SUPPLY, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                            ------------------
                                                              1997      1996
                                                            --------  --------
OPERATING ACTIVITIES
Net cash provided by (used in) operating activities........ $  5,853  $ (5,917)
INVESTING ACTIVITIES
Purchase of building and equipment.........................   (1,244)     (852)
Purchase of operating assets of American Medical Products,
 Inc. in 1997 and Express Care, L.P. in 1996...............   (1,633)   (3,482)
(Increase) decrease in other assets........................      397    (3,166)
                                                            --------  --------
Net cash used in investing activities......................   (2,480)   (7,500)
FINANCING ACTIVITIES
Principal payments on notes payable to others..............  (25,321)   (1,403)
Net payments under revolving line of credit................   (5,000)   (2,400)
Proceeds from exercise of stock options....................       48       570
Proceeds from issuance of common stock.....................      --     93,081
                                                            --------  --------
Net cash provided by (used in) financing activities........  (30,273)   89,848
                                                            --------  --------
Net increase (decrease) in cash and cash equivalents.......  (26,900)   76,431
Cash and cash equivalents at beginning of period...........   76,054     2,147
                                                            --------  --------
Cash and cash equivalents at end of period................. $ 49,154  $ 78,578
                                                            --------  --------
NON-CASH TRANSACTIONS:
Tax benefit of stock options exercised..................... $    --   $  1,721
                                                            --------  --------
Conversion of account receivable to note receivable........ $    --   $  1,882
                                                            ========  ========

                            See accompanying notes.

                        GULF SOUTH MEDICAL SUPPLY, INC.

       NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                              SEPTEMBER 30, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1.  BASIS OF PRESENTATION

  The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. All intercompany transactions have been eliminated in consolidation. Operating results for the three- and nine-month periods ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended December 31, 1996 included in the Gulf South Medical Supply, Inc.'s Annual Report on Form 10-K.

2.  ACQUISITIONS

  On March 24, 1997, the Company acquired certain operating assets and assumed certain operating liabilities of American Medical Products, Inc. for $1,633 in a transaction accounted for using the purchase method of accounting. The purchase price has been allocated on the basis of fair values of the assets acquired and liabilities assumed. Accordingly, the results of operations of the Company include American Medical Products, Inc. from the date acquired.

3.  CREDIT FACILITIES AND NOTES PAYABLE

  The Company has a $15,000 revolving credit facility which matures September 25, 1998, all of which was available at September 30, 1997. Borrowings bear interest, at the option of the Company, at prime or at LIBOR plus 1% to 2.5% per annum. A facility fee of .125% per annum is charged on the unused portion of the revolving credit facility. Substantially all of the Company's assets would collateralize any borrowings in excess of $7,500. The revolving credit facility contains numerous restrictive covenants and financial ratio requirements.

4.  NET INCOME PER COMMON SHARE

  Net income per common share is computed by dividing net income applicable to common stock based on the weighted average number of shares outstanding during the three months ended September 30, 1997 and 1996 (16,677,949 and 16,420,856 shares, respectively) and the nine months ended September 30, 1997 and September 30, 1996 (16,576,067 and 15,085,007 shares, respectively). Common equivalent shares relating to the stock options and warrants outstanding during the three and nine months ended September 30, 1997 and 1996, when dilutive, have been calculated using the treasury stock method based on the higher of the average or the ending market value of the common stock during the three- and nine-month periods ended September 30, 1997 and 1996.

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effects of stock options will be excluded. The impact of Statement No. 128 on the calculation of primary and fully diluted earnings per share for the three and nine months ended September 30, 1997 and 1996 is not expected to be material.

5.  SUBSEQUENT EVENTS

  On October 1, 1997, the Company acquired certain operating assets and assumed certain operating liabilities of Tri-Medical Supply, Inc. for $14,304 in a transaction accounted for using the purchase method of accounting.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Gulf South Medical Supply, Inc.

  We have audited the accompanying consolidated balance sheets of Gulf South Medical Supply, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audit also included the financial statement schedule listed in the index under
Exhibit 99.2. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gulf South Medical Supply, Inc. and subsidiaries as of December 31, 1996, and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                       /s/ ERNST & YOUNG LLP

Jackson, Mississippi
February 7, 1997,
except for Note 8,
as to which the
date is December 14, 1997

                        GULF SOUTH MEDICAL SUPPLY, INC.

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                               DECEMBER 31,
                                                             -----------------
                                                               1996     1995
                                                             --------  -------
                           ASSETS
Current assets:
  Cash and cash equivalents................................. $ 76,054  $ 2,147
  Trade accounts receivable, less allowance for doubtful
   accounts of $1,651
   in 1996 and $1,717 in 1995...............................   48,404   28,742
  Inventories...............................................   27,189   16,874
  Prepaid income taxes......................................    1,501    1,032
  Prepaid expenses and other................................    1,113    1,836
  Deferred income taxes (Note 2 and 4)......................    1,485      664
                                                             --------  -------
    Total current assets....................................  155,746   51,295
Property and equipment:
  Land......................................................      567      567
  Building..................................................    1,270      600
  Equipment.................................................    3,127    1,853
                                                             --------  -------
                                                                4,964    3,020
  Accumulated depreciation..................................   (1,092)    (882)
                                                             --------  -------
                                                                3,872    2,138
Other assets:
  Goodwill (Note 2).........................................   34,824      --
  Deferred income taxes (Note 2 and 4)......................    1,965    1,141
  Notes receivable from affiliate (Note 5)..................      --       413
  Other assets..............................................    1,564       34
                                                             --------  -------
                                                               38,353    1,588
                                                             --------  -------
    Total assets............................................ $197,971  $55,021
                                                             ========  =======
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable:
    To bank................................................. $    --     1,403
    Others (Note 2 and 3)...................................   25,321      --
  Trade accounts payable....................................   14,381    9,913
  Accrued expenses and other current liabilities............    8,970    1,351
  Current portion of long-term debt.........................    5,000    2,400
                                                             --------  -------
    Total current liabilities...............................   53,672   15,067
Stockholders' equity:
Preferred stock, $.01 par value:
  Authorized shares--1,000,000
  Issued and outstanding shares--none
Common stock, $.01 par value:
  Authorized shares--30,000,000
  Issued and outstanding shares--16,264,923 in 1996 and
   13,918,096 in 1995.......................................      163      139
  Paid-in capital...........................................  115,679   22,052
Retained earnings...........................................   28,457   17,763
                                                             --------  -------
    Total stockholders' equity..............................  144,299   39,954
                                                             --------  -------
      Total liabilities and stockholders' equity............ $197,971  $55,021
                                                             ========  =======

                            See accompanying notes.

                        GULF SOUTH MEDICAL SUPPLY, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                      1996      1995     1994
                                                    --------  --------  -------
Net sales.........................................  $177,710  $130,094  $92,151
Cost of sales.....................................   136,344    97,973   68,122
                                                    --------  --------  -------
Gross profit......................................    41,366    32,121   24,029
Selling, general and administrative expenses (Note
 2)...............................................    23,450    18,418   13,913
Acquisition and merger expenses (Note 2)..........     2,378       --       --
                                                    --------  --------  -------
Operating income..................................    15,538    13,703   10,116
Interest expense..................................      (229)     (199)    (629)
Interest income...................................     1,771       163      186
                                                    --------  --------  -------
Income before income taxes........................    17,080    13,667    9,673
Income taxes (Note 4).............................    (6,386)   (5,507)  (3,877)
                                                    --------  --------  -------
Net income........................................  $ 10,694  $  8,160  $ 5,796
                                                    --------  --------  -------
Net income per share..............................  $    .69  $    .58  $   .45
                                                    --------  --------  -------

                            See accompanying notes.

                        GULF SOUTH MEDICAL SUPPLY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                              TOTAL
                            COMMON STOCK                                  STOCKHOLDERS'
                          ------------------ PAID-IN   RETAINED TREASURY     EQUITY
                            SHARES    AMOUNT CAPITAL   EARNINGS  STOCK      (DEFICIT)
                          ----------  ------ --------  -------- --------  -------------
Balance at January 1,
 1994...................  10,200,000   $102  $  3,396  $ 3,480  $(13,000)   $ (6,022)
Acquisition--pooling of
 interest (Note 2)......     151,724      1        24      327       --          352
Net income for 1994.....         --     --        --     5,796       --        5,796
Public offering of com-
 mon stock..............   3,240,000     32    23,350      --        --       23,382
Retirement of treasury
 stock..................  (6,120,000)   --    (13,000)     --     13,000         --
Conversion of convert-
 ible debentures into
 common stock...........   6,120,000    --      6,500      --        --        6,500
Issuance of common stock
 from exercise of op-
 tions..................     137,010      2        37      --        --           39
Tax benefit of stock op-
 tions exercised........         --     --        455      --        --          455
                          ----------   ----  --------  -------  --------    --------
Balance at December 31,
 1994...................  13,728,734    137    20,762    9,603       --       30,502
Net income for 1995.....         --     --        --     8,160       --        8,160
Issuance of common stock
 from exercise of
 options................     189,362      2       110      --        --          112
Tax benefit of stock
 options exercised......         --     --      1,180      --        --        1,180
                          ----------   ----  --------  -------  --------    --------
Balance at December 31,
 1995...................  13,918,096    139    22,052   17,763       --       39,954
Net income for 1996.....         --     --        --    10,694       --       10,694
Public offering of com-
 mon stock..............   2,223,276     22    91,441      --        --       91,463
Issuance of common stock
 from exercise of op-
 tions..................     123,551      2       569      --        --          571
Tax benefit of stock op-
 tions exercised........         --     --      1,617      --        --        1,617
                          ----------   ----  --------  -------  --------    --------
Balance at December 31,
 1996...................  16,264,923   $163  $115,679  $28,457  $    --     $144,299
                          ==========   ====  ========  =======  ========    ========

                            See accompanying notes.

                        GULF SOUTH MEDICAL SUPPLY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                         YEAR ENDED DECEMBER
                                                                 31,
                                                        -----------------------
                                                         1996     1995    1994
                                                        -------  ------  ------
OPERATING ACTIVITIES
Net income............................................  $10,694  $8,160  $5,796
Adjustments to reconcile net income to net cash used
 in operating activities:
  Depreciation and amortization.......................      492     327     223
  Deferred income tax expense (credits)...............      239     (99)   (173)
  Provision for doubtful accounts.....................      924     869     525
  Note receivable from affiliate......................      378     --      --
Changes in operating assets and liabilities net of
 assets acquired and liabilities assumed of Gateway
 Healthcare Corporation, Express Care, L.P.,
 Alternative Healthcare Services and TDR Medical LLC
 in 1996 and L&M Medical, Inc. in 1995:
  Increase in trade accounts receivable ..............   (8,345) (8,940) (5,798)
  Increase in inventories.............................   (4,231) (6,101) (2,958)
  Decrease (increase) in prepaid income taxes, prepaid
   expenses and other.................................      315  (2,249)   (382)
  Increase (decrease) in trade accounts payable.......   (2,012)  2,495   1,820
  Increase in accrued expenses........................    1,461      56     459
                                                        -------  ------  ------
Net cash used in operating activities.................      (85) (5,842)   (488)
INVESTING ACTIVITIES
Transaction costs related to the purchase of Gateway
 Healthcare Corporation, net of cash acquired.........     (732)    --      --
Purchase of Express Care, L.P., Alternative Healthcare
 Services, and TDR Medical LLC in 1996 and L&M
 Medical, Inc. in 1995................................   (4,452) (3,749)    --
Purchases of building and equipment...................   (1,117)   (539)   (359)
Decrease (increase) in other assets...................   (1,473)     (2)      3
                                                        -------  ------  ------
Net cash used in investing activities.................   (7,774) (4,290)   (356)
FINANCING ACTIVITIES
Principal payments on note payable to bank ...........   (1,403)    --      --
Principal payment on notes payable-others.............  (11,465)    --      --
Principal payments on long-term debt..................      --      --   (7,103)
Net borrowings (payments) under revolving line of
 credit ..............................................    2,600  (2,656) (6,927)
Proceeds from issuance of common stock................   91,463     --   23,382
Proceeds from exercise of stock options...............      571     112      39
                                                        -------  ------  ------
Net cash provided by financing activities.............   81,766   2,768   9,391
                                                        -------  ------  ------
Net increase (decrease) in cash and cash equivalents .   73,907  (7,004)  8,547
Cash and cash equivalents at beginning of year........    2,147   9,151     604
                                                        -------  ------  ------
Cash and cash equivalents at end of year..............  $76,054  $2,147  $9,151
                                                        =======  ======  ======

                        GULF SOUTH MEDICAL SUPPLY, INC.

                                 (IN THOUSANDS)

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                          1996    1995   1994
                                                        -------- ------ -------
NON-CASH TRANSACTIONS:
Issuance of notes for the purchase of Gateway
 Healthcare Corporation................................ $ 25,321 $  --  $   --
                                                        ======== ====== =======
Conversion of convertible subordinated debentures...... $    --  $  --  $ 6,500
                                                        ======== ====== =======
Tax benefit of stock options exercised................. $  1,617 $1,180 $   455
                                                        ======== ====== =======
Cash paid for:
  Interest............................................. $    202 $  177 $ 1,026
                                                        ======== ====== =======
  Federal and state income taxes ...................... $  4,903 $5,372 $ 3,518
                                                        ======== ====== =======

                            See accompanying notes.

                        GULF SOUTH MEDICAL SUPPLY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                               DECEMBER 31, 1996

1. ACCOUNTING POLICIES

 Consolidation

  The accompanying consolidated financial statements include Gulf South Medical Supply, Inc. and subsidiaries (the "Company"). All intercompany transactions have been eliminated in consolidation.

 Nature of Business

  The Company is a national distributor of medical supplies and related products to the long-term care industry.

 Use of Estimates

  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

 Cash Equivalents

  The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

 Inventories

  Inventories, which consist primarily of medical supplies and related products, are stated at the lower of cost (average cost method) or market.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is provided by straight-line and accelerated methods over the estimated useful lives, which is 31 years for the buildings and from 3 to 7 years for the equipment.

 Goodwill

  The excess of the cost of acquisitions over the fair value of the net assets acquired (goodwill) is amortized on a straight-line basis over their estimated useful lives, principally at 30 years (See Note 2). Management assesses the recoverability of goodwill based on undiscounted cash flows. Accumulated amortization was $147 and $30 at December 31, 1996 and 1995, respectively.

 Revenue Recognition

  Revenue is recognized when product is shipped to customers. Credit is extended based upon an evaluation of the customer's financial condition and generally does not require collateral. Substantially all of the Company's accounts receivables are due from companies in the long-term care industry located throughout the United States. Credit losses are provided for in the financial statements and have consistently been within management's expectations.

                        GULF SOUTH MEDICAL SUPPLY, INC.

 Stock Compensation

  The Company accounts for its stock compensation arrangements under the provisions of APB 25, Accounting for Stock Issued to Employees.

 Income Taxes

  Deferred income taxes, which are provided on the liability method, relate to temporary differences between assets and liabilities recognized differently for financial reporting purposes and for income tax purposes.

 Net Income Per Common Share

  Net income per common share is computed by dividing net income applicable to common stock (interest expense, net of income taxes, on the 10% convertible subordinated debentures has been eliminated in 1994 ), based on the weighted average number of shares outstanding during each year presented (15,419,438 in 1996, 13,993,595 in 1995 and 13,073,040 in 1994). Common equivalent shares include the conversion of the 10% convertible subordinated debentures in 1994. Common equivalent shares relating to the stock options and warrants outstanding during the years ended December 31, 1996, 1995 and 1994, when dilutive, have been calculated using the treasury stock method based on the average market value of the common stock during 1996, 1995 and 1994.

2. ACQUISITIONS

  On December 26, 1996, the Company acquired all of the outstanding common stock of Gateway Healthcare Corporation ("Gateway") for $26,077, including transaction costs of $756, in notes payable to the former shareholders of Gateway and warrants for 450,000 shares of the Company's common stock (see notes 3 and 6). The Company also acquired certain operating assets and liabilities of Express Care, L.P. ("Express Care") on April 1, 1996, Alternative Healthcare Services ("AHS") on July 1, 1996 and TDR Medical, LLC ("TDR") on December 10, 1996 (collectively, "Others") in separate transactions totaling $4,670. These acquisitions have been accounted for using the purchase method of accounting. The total purchase price has been allocated on the basis of fair values of the assets acquired and liabilities assumed. The total purchase price was allocated to the assets acquired and liabilities assumed as follows:

                                                              GATEWAY   OTHERS
                                                              --------  -------
      Cash................................................... $     24  $   --
      Accounts receivable....................................   10,906    1,300
      Inventories............................................    4,928    1,156
      Prepaid expenses.......................................       61      302
      Property and equipment.................................      690      222
      Other assets...........................................       53      --
      Deferred income taxes..................................    3,025      --
      Goodwill...............................................   30,311    3,489
      Notes payable to others................................  (11,465)     --
      Accounts payable.......................................   (5,331)  (1,149)
      Accrued exit and integration expenses..................   (3,677)    (600)
      Accrued expenses.......................................   (3,448)     (50)
                                                              --------  -------
                                                              $ 26,077  $ 4,670
                                                              ========  =======

  Accordingly, the results of operations of the Company include Gateway, Express Care, AHS and TDR from the dates acquired. The operations of Express Care, AHS and TDR were not material to the Company's

                        GULF SOUTH MEDICAL SUPPLY, INC.

operations for 1996, 1995 and 1994. Gateway, Express Care, AHS and TDR were distributors of medical supplies and related products serving principally the East, Southeast, Southern California and South Texas long-term care markets prior to being acquired by the Company. Accrued exit and integration expenses principally relate to severance, moving, relocation and lease termination expenses pertaining to the closure of five Gateway distribution centers and conversion of Gateway's systems. Included in the accrued severance expenses were administrative, clerical, sales and warehouse personnel costs.

  Unaudited pro forma results of operations of the Company including Gateway for the periods prior to its acquisition by the Company were as follows:

                                                                 YEAR ENDED
                                                 PERIOD ENDED   DECEMBER 31,
                                                 DECEMBER 26, -----------------
                                                     1996       1995     1994
                                                 ------------ -------- --------
Net sales.......................................   $248,544   $177,831 $125,367
Gross profit....................................     55,815     42,134   30,809
Interest expense................................      2,249      2,897    3,249
Income before income taxes......................     13,563     10,877    6,278
Net income......................................      8,159      6,210    3,964
Net income per share............................        .53        .44      .30

  Pro forma results do not purport to be indicative of actual results had the acquisition been made at January 1, 1994 or the results that may occur in the future.

  On February 29, 1996, the Company completed the acquisition of all of the outstanding common stock of Bayer Medical Service Systems, Inc. ("Bayer"). The Company issued 151,724 shares of its common stock in exchange for the outstanding common stock of Bayer. The share exchange was accounted for as a pooling of interests and accordingly, the Company's consolidated financial statements have been restated to include accounts and operations of Bayer for all periods prior to the share exchange. Separate results of operations for the two months in 1996 and the two years prior to the share exchange with Bayer are as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                      --------------------------
                                                        1996     1995     1994
                                                      -------- --------  -------
Net sales
  Gulf South......................................... $175,185 $120,287  $83,376
  Bayer..............................................    2,525    9,807    8,775
                                                      -------- --------  -------
  Combined........................................... $177,710 $130,094  $92,151
                                                      ======== ========  =======
Gross profit
  Gulf South......................................... $ 40,939 $ 29,752  $21,282
  Bayer..............................................      427    2,369    2,747
                                                      -------- --------  -------
  Combined........................................... $ 41,366 $ 32,121  $24,029
                                                      ======== ========  =======
Net income
  Gulf South......................................... $ 10,693 $  8,567  $ 5,728
  Bayer..............................................        1     (407)      68
                                                      -------- --------  -------
  Combined........................................... $ 10,694 $  8,160  $ 5,796
                                                      ======== ========  =======

  The Company had expenses of $2,378 during 1996 in connection with the acquisitions described above and the L&M Medical, Inc. acquisition in 1995. Included therein was $819 of legal, accounting and other integration costs incurred in the Bayer share exchange, $771 of integration and exit charges pertaining to L&M Medical,

                        GULF SOUTH MEDICAL SUPPLY, INC.

Inc. acquired in 1995 and $778 pertaining to the Express Care and AHS acquisitions. Integration and exit charges pertain principally to severance, moving and relocation costs, operating lease terminations and settlements and other expenses associated with integration of various systems into those of the Company.

3. CREDIT FACILITIES AND NOTES PAYABLE

  The Company has a $15.0 million revolving credit facility which matures September 25, 1998, of which $10 million and $12.6 million was available at December 31, 1996 and 1995, respectively. Borrowings bear interest at prime or at LIBOR plus 1% to 2.5% per annum. A facility fee of .125% per annum is charged on the unused portion of the revolving credit facility. Borrowings under the revolving credit facility up to $7.5 million are unsecured. Substantially all of the Company's assets would collateralize any borrowings in excess of $7.5 million. The revolving credit facility contains numerous restrictive covenants and financial ratio requirements.

  Notes payable-other consists of $25,321 payable to the former shareholders of Gateway.

4. INCOME TAXES

  Income tax expense consists of the following:

                                                           1996   1995    1994
                                                          ------ ------  ------
Current:
  Federal................................................ $5,125 $4,561  $3,378
  State..................................................  1,022  1,045     672
                                                          ------ ------  ------
                                                           6,147  5,606   4,050
Deferred (credits):
  Federal................................................    211    (86)   (151)
  State..................................................     28    (13)    (22)
                                                          ------ ------  ------
                                                             239    (99)   (173)
                                                          ------ ------  ------
                                                          $6,386 $5,507  $3,877
                                                          ====== ======  ======

  The components of deferred income tax assets are as follows:

                                                                     1996  1995
                                                                    ------ ----
Current:
  Accounts receivable.............................................. $  935 $500
  Inventories......................................................    470   80
  Accrued expenses.................................................     80   84
                                                                    ------ ----
  Current deferred tax asset.......................................  1,485  664
Non-current:
  Goodwill.........................................................    550  --
  Property and equipment...........................................    215  --
  Net operating loss...............................................  1,200  --
                                                                    ------ ----
  Non-current deferred tax asset...................................  1,965  664
                                                                    ------ ----
    Total deferred tax asset ...................................... $3,450 $664
                                                                    ====== ====

  The Company has net operating loss carryforwards, which have certain restrictions as to the amount that may be utilized in any given year, applicable to Gateway, which expire at various dates through 2011.

                        GULF SOUTH MEDICAL SUPPLY, INC.

  The difference between income taxes at the Company's effective tax rate and income taxes (credits) at the statutory federal tax rate are as follows:

                                                          1996    1995    1994
                                                         ------  ------  ------
      Statutory federal income taxes.................... $5,807  $4,683  $3,288
      State income taxes, net...........................    693     678     429
      Tax-exempt interest...............................   (442)    --      --
      Other.............................................    328    (146)    160
                                                         ------  ------  ------
                                                         $6,386  $5,507  $3,877
                                                         ======  ======  ======

5. RELATED PARTY TRANSACTIONS

  The Company had the following receivables from a company ("related company") whose stockholders included certain executive officers of the Company.

                                                1996 1995 1994
                                                ---- ---- ----
         Account receivable.................... $--  $332 $163
         Note receivable....................... $--  $413 $413

  The Company acquired the related company during 1996 for the assumption of its debt. The related company was subsequently acquired by a customer of the Company for the assumption of such debt, excluding amounts owed to the Company. As a result, the Company charged off $378 of the note receivable in connection with the sale.

6. STOCK OPTION PLAN AND WARRANTS OUTSTANDING

  The Company has elected to follow APB No. 25 and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, Accounting for Stock-Based Compensation, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, compensation expense of $31 and $76 has been accrued applicable to certain options exercisable at December 31, 1996 and 1995, respectively.

  Under the Company's 1992 Stock Plan, 1,300,000 shares of common stock have been reserved for grant to key management personnel and to members of the Board of Directors. The options granted have ten year terms with vesting periods of either three or five years from either the date of grant or the first employment anniversary date. At December 31, 1996 and 1995, 224,888 and 416,050 shares, respectively, were available for grant under the 1992 plan.

  Pro forma information regarding net income and net income per share is required by FASB Statement No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996 and 1995: risk-free interest rate of 6.5%; no dividend yield; volatility factor of the expected market price of the Company's common stock of .418 and .340, respectively; and a weighted-average expected life of the options of 3 years.

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because

                        GULF SOUTH MEDICAL SUPPLY, INC.

changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  For purposes of pro forma disclosures, the estimated fair value of the options granted in 1996 and 1995 is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands except for earnings per share information):

                                                  1996    1995
                                                 ------- ------
         Pro forma net income................... $10,314 $8,019
         Pro forma net income per share......... $   .67 $  .57

  A summary of the Company's stock option activity and related information is as follows:

                                             WEIGHTED-
                                              AVERAGE  EXERCISE
                                              SHARES    PRICE
                                             --------- --------
         Outstanding at December 31, 1994...  546,948   $  .76
           Granted..........................  200,000    20.78
           Exercised........................  189,364      .58
                                              -------
         Outstanding at December 31, 1995...  557,584     8.00
           Granted..........................  202,562    28.93
           Exercised........................  123,550     4.69
           Forfeited........................   11,400    16.75
                                              -------
         Outstanding at December 31, 1996...  625,196    15.00
                                              =======

  The weighted-average fair value of options granted during 1996 and 1995 was $10.39 and $6.56, respectively.

  Following is a summary of the status of options outstanding at December 31, 1996:

                                                              EXERCISABLE
                             OUTSTANDING OPTIONS                OPTIONS
                        ---------------------------------  -------------------
                                   WEIGHTED
                                    AVERAGE     WEIGHTED             WEIGHTED
                                   REMAINING    AVERAGE              AVERAGE
         EXERCISE                 CONTRACTUAL   EXERCISE             EXERCISE
        PRICE RANGE     NUMBER       LIFE        PRICE     NUMBER     PRICE
        -----------     -------   -----------   --------   -------   --------
      $.2118--$.4853    238,334    6.3 years     $  .32    206,204    $  .33
      $ 6.46 --$ 8.00    19,362    7.6 years     $ 7.80      8,162    $ 7.52
      $20.375--$22.41   169,500    8.1 years     $20.86     54,900    $20.97
      $28.50 --$31.35   198,000    9.2 years     $28.93     38,000    $28.95

  The Company granted warrants for 450,000 shares of its common stock on January 2, 1997 at an exercise price of $25.90 in connection with the purchase of Gateway (see Note 2). All of the warrants were exercisable upon the date of grant and expire January 2, 2002.

                        GULF SOUTH MEDICAL SUPPLY, INC.

7. OTHER MATTERS

  One customer accounted for 20.0%, 16.6% and 10.1% of net sales for the years ended December 31, 1996, 1995 and 1994, respectively.

  The Company leases certain vehicles, computers and office equipment under operating leases. Lease periods range from two to six years. The Company also leases warehouse space in various states under operating leases with lease periods ranging from three to five years. Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 1996, by year and in the aggregate, are as follows:

            1997..................................  $1,609
            1998..................................     908
            1999..................................     440
            2000..................................     377
            2001..................................     227
                                                    ------
                Total minimum lease payments......  $3,561
                                                    ======

  Rental expense under the operating leases was $1,449 in 1996, $1,054 in 1995 and $680 in 1994.

  Effective January 1, 1996, the Company adopted FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The effect of this adoption was not material to the Company's financial position or results of its operations.

  The carrying amounts reported in the balance sheet for cash and cash equivalents, notes payable to bank and notes payable-others approximate the fair value at December 31, 1996 and 1995.

  The Company is involved from time to time in claims and routine litigation incidental to its business. Management is of the opinion, based on the advice of counsel, that the outcome of any presently pending matters will not have a material adverse effect on the financial position or results of the operation of the Company.

8. SUBSEQUENT EVENT

  On December 14, 1997, the Company entered into an Agreement and Plan of Merger dated as of December 14, 1997 by and among Physician Sales & Service, Inc. ("PSS"), PSS Merger Corp. ("Merger Corp.") and the Company, providing for the merger of Merger Corp. with and into the Company. The Company shareholders would receive up to a maximum of 1.75 shares of PSS common stock in exchange for each share of the Company's common stock. Consummation of the merger is subject to the approval of the shareholders of both the Company and PSS and various state and federal regulatory agencies and other customary conditions.

                        GULF SOUTH MEDICAL SUPPLY, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                 YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                                 (IN THOUSANDS)

                                                      CHARGED            BALANCE
                                           BALANCE AT    TO    WRITE-OFF AT END
                                           BEGINNING  COST AND    OF       OF
DESCRIPTION                                OF PERIOD  EXPENSE  ACCOUNTS  PERIOD
-----------                                ---------- -------- --------- -------
Year ended December 31, 1996:
 Allowance for doubtful accounts..........   $1,717     $924     $990    $1,651
                                             ======     ====     ====    ======
 Reserve for inventory obsolescence.......   $  199     $ --     $ --    $  199
                                             ======     ====     ====    ======
Year ended December 31, 1995:
 Allowance for doubtful accounts..........   $1,203     $869     $355    $1,717
                                             ======     ====     ====    ======
 Reserve for inventory obsolescence.......   $  199     $ --     $ --    $  199
                                             ======     ====     ====    ======
Year ended December 31, 1994:
 Allowance for doubtful accounts..........   $  907     $525     $229    $1,203
                                             ======     ====     ====    ======
 Reserve for inventory obsolescence.......   $  199     $ --     $ --    $  199
                                             ======     ====     ====    ======